AMENDMENT NO. 3
                                       TO
                           CREDIT FACILITIES AGREEMENT
                       (THAT WAS EFFECTIVE MARCH 20, 2001)
                                 BY AND BETWEEN
                              BANK OF AMERICA, N.A.
                      AS ADMINISTRATIVE AGENT AND A LENDER
                                       AND
                       THE OTHER LENDERS SIGNATORY THERETO
                                       AND
                             YOUNG INNOVATIONS, INC.
                                   AS BORROWER


In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, YOUNG INNOVATIONS, INC. ("Borrower"), BANK OF AMERICA, N.A. (as "Administrative Agent") and the undersigned Lenders who signed the Original Loan Agreement, agree as follows:

1. DEFINITIONS; SECTION REFERENCES. The term "Original Loan Agreement" means the Credit Facilities Agreement effective as of March 20, 2001, between Borrower, Administrative Agent and the Lenders signatory thereto, as amended, including without limitation, as amended by that certain Amendment No. 1 thereto effective April 20, 2001 and that certain Amendment No. 2 thereto effective September 28, 2001. The term "this Amendment" means this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Original Loan Agreement, except that the term "this Agreement" in the Original Loan Agreement shall be deemed to mean the Original Loan Agreement as amended by this Amendment. Section references are to sections of the Original Loan Agreement unless otherwise indicated.

2. EFFECTIVE DATE OF THIS AMENDMENT. Provided that Administrative Agent has received this Amendment fully executed by all parties hereto and each of the documents and other items listed or described on Exhibit A hereto as being required to be obtained, delivered or satisfied on or before the Effective Date (as hereinafter defined), with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated, this Amendment shall be effective September 19, 2002 (the "Effective Date"). If this Amendment does not become effective, the Original Loan Agreement shall continue in full force and effect as it existed in the absence of this Amendment.

3. AMENDMENTS TO ORIGINAL LOAN AGREEMENT. The Original Loan Agreement is amended as follows, all such amendments to be effective on the Effective Date unless otherwise indicated:

     3.1. REVISED DEFINITIONS. The definition of "Permitted Redemptions" in the Glossary attached to the Original Loan Agreement as Exhibit 2.1 is hereby deleted and replaced with the following:

               PERMITTED REDEMPTIONS -- the redemption by Borrower from time to time during the term of this Agreement pursuant to Redemption Documents, in one or more transactions, of such of its shares as may be purchased for consideration in an amount not to exceed $27,000,000; such repurchases may be made using the proceeds of this Agreement, however the total amount of consideration to be paid for all such repurchases (including funds which are not

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               proceeds of this  Agreement)  may not exceed  $27,000,000  unless otherwise approved by the Required Lenders.

4. EFFECT OF AMENDMENT. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement, or any of the other Loan Documents. Each reference in the Original Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby.

5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lenders that (i) execution, delivery and performance of this Amendment, and all transactions contemplated by the Amendment, have been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Amendment or in connection with any transaction contemplated by this Amendment,
(iii) this Amendment and the Original Loan Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Loan Agreement, all of the representations and warranties contained in
Section 11 of the Original Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the Effective Date, and (v) there is no Existing Default and no Default or Event or Default will occur immediately or with the passage of time or giving of notice as a consequence of this Amendment becoming effective.

6. REAFFIRMATION. Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Original Loan Agreement, as amended hereby, is in full force and effect, (iii) Borrower has no defenses to its obligations under the Original Loan Agreement and the other Loan Documents, and
(iv) Borrower has no claim of any nature against Administrative Agent or any Lender arising from or in connection with the Original Loan Agreement or the other Loan Documents.

7. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8. COUNTERPART FACSIMILE EXECUTION. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

9. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to

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be performed  wholly within such state,  without regard to choice or conflict of laws provisions.

10. FINAL EXPRESSION; NO COURSE OF DEALING. This Amendment is intended by the parties as a final expression of their agreement evidenced hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

11. INCORPORATION BY REFERENCE. Administrative Agent, the undersigned Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

12. STATUTORY NOTICE. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT.

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Amendment  to be executed by appropriate duly authorized officers as of the Effective Date.


YOUNG INNOVATIONS, INC.                 BANK OF AMERICA, N.A., as Administrative
by its Executive Vice President         Agent
and  Chief  Financial Officer           by its Vice President

                                        /s/ David A. Johanson
/s/ Arthur L. Herbst, Jr.               ----------------------------------------
-----------------------------           Name:  David A. Johanson
Name: Arthur L. Herbst, Jr.
                                        BANK OF AMERICA, N.A., as a Lender
                                        by its Senior Vice President

                                        /s/ Gregory Mojica
                                        ----------------------------------------
                                        Name: Gregory Mojica

THE NORTHERN TRUST COMPANY,             HARRIS TRUST AND SAVINGS BANK,
AS A LENDER                             AS A LENDER
by its Vice President                   by its Vice President

/s/ Fredric McClendon                   /s/ Helen Dimitriou
-----------------------------           ----------------------------------------
Name: Fredric McClendon                 Name: Helen Dimitriou